EXHIBIT A

                        TRANSAMERICA IDEX MUTUAL FUNDS
                        AEGON/TRANSAMERICA SERIES TRUST
                       TRANSAMERICA INCOME SHARES, INC.
                    (EACH FUND OR SERIES THEREOF, A "FUND")

                        Form For Rule 17e-l Transaction

  (to be attached to confirmation of agency trades with An Affiliated Broker)

Transamerica MS Capital Growth    SEE ATTACHED
-------------------------------   -----------------------------------------
Name of Fund                      Date of Trade

SEE ATTACHED                          BIDS
-------------------------------   -----------------------------------------
Security                          Name of Affiliated Broker

  $139.28                             $0.004
-------------------------------   -----------------------------------------
Total Commission                  Unit Cost of Commission (i.e., per share charge)

   In determining whether the commissions paid by the Fund were reasonable and fair compared to commissions charged by other brokers, the following information was used:

a. Commission charged by the Affiliated Broker during the same period to other clients/1/:
   $0.004 - $0.020

b. Commissions being charged during this time period by unaffiliated broker-dealers for comparable transactions:
   $0.020 - $0.035

c. Other information considered:

d. Comments, including explanation of any material differences between commissions reported under paragraphs a and b, above and those charged to the Fund for the reported transaction:

/s/ Kelly Daniels
-----------------------------
Kelly Daniels, Vice President

/1/ Rate reflects commission charged to other MSIM clients by the affiliated broker.

                                  RULE 17e-1
                         AFFILIATED BROKER TRANSACTION
                  FOR THE QUARTER ENDING: September 30, 2013

Rule 17e-1 Form (Affiliated Broker Transactions)
------------------------------------------------

                                                                                                Broker
              Affiliated                                                                      Commission
                Broker                                                                         Cost Per    Total
Client Name      Name      Trade Date  Transaction  Symbol   Security Name   Shares   Price     Share    Commission  Total Cost
-----------   ------------ ----------  -----------  ------- ---------------- ------ --------- ---------- ---------- -------------
Transamerica                                                    HARTER
  MS Capital                                                COMMUNICATIONS
  Growth      BIDS (MLCO)  8/19/2013      Buy       CHTRUS  INC CL A COM ST   4,329 $123.4150  $0.0040    $ 17.32   $  534,350.12
Transamerica
  MS Capital                                                  PROGRESSIVE
  Growth      BIDS (MLCO)  8/19/2013      Buy       PGRUS    CORP USD COM       661 $ 25.0350  $0.0040    $  2.64   $   16,561.36
Transamerica
  MS Capital                                                 BLACKROCK INC
  Growth      BIDS (MLCO)  8/19/2013      Sell      BLKUS    CL-A USD COM     1,922 $268.6838  $0.0040    $  7.69   $  516,362.83
Transamerica                                                     RANGE
  MS Capital                                                RESOURCES CORP
  Growth      BIDS (MLCO)  8/19/2013      Sell      RRCUS       USD COM         815 $ 76.1264  $0.0040    $  3.26   $   62,025.64
Transamerica                                                     RANGE
  MS Capital                                                RESOURCES CORP
  Growth      BIDS(MLCO)   8/20/2013      Sell      RRCUS       USD COM         792 $ 76.9450  $0.0040    $  3.17   $   60,923.53
Transamerica
  MS Capital                                                 BLACKROCK INC
  Growth      BIDS (MLCO)  8/21/2013      Sell      BLKUS    CL-A USD COM       704 $267.8150  $0.0040    $  2.82   $  188,524.39
Transamerica
  MS Capital
  Growth      BIDS (MLCO)  8/26/2013      Buy       MSCIUS     MSCI INC         650 $ 38.8100  $0.0040    $  2.60   $   25,239.50
Transamerica
  MS Capital
  Growth      BIDS (MLCO)  8/27/2013      Buy       MSCIUS     MSCI INC       2,669 $ 37.9200  $0.0040    $ 10.68   $  101,261.86
Transamerica
  MS Capital                                                  PROGRESSIVE
  Growth      BIDS (MLCO)  8/27/2013      Buy       PGRUS    CORP USD COM       589 $ 25.2150  $0.0040    $  2.36   $   14,863.42
Transamerica
  MS Capital
  Growth      BIDS (MLCO)  8/28/2013      Buy       MSCIUS     MSCI INC      21,690 $ 38.0580  $0.0040    $ 86.76   $  825,911.82
                                                                             ------                       -------   -------------
                                                                 TOTAL       34,821                       $139.28   $2,346,024.47
                                                                             ======                       =======   =============

/s/ Kelly Daniels
------------------------------------
Name: Kelly Daniels
Title: Vice President - Compliance
Morgan Stanley Investment Management, Inc.

                                   EXHIBIT B

                        TRANSAMERICA IDEX MUTUAL FUNDS
                     AEGON/TRANSAMERICA SERIES FUND, INC.
                       TRANSAMERICA INCOME SHARES, INC.
                    (EACH FUND OR SERIES THEREOF, A "FUND")

             Quarterly Report to the Boards of Directors/Trustees
                Regarding Transactions with Affiliated Brokers

                     for quarter ended September 30, 2013

Name of Fund: Transamerica MS Capital Growth

Total broker-dealer commissions paid by the Fund during quarter: $35,835.47

Total compensation paid by the Fund to each Affiliated Broker during quarter:

   Name of Affiliated Broker: BIDS

   Total compensation to that Affiliated Broker: $139.28

   Name of Affiliated Broker:

   Total compensation to that Affiliated Broker:

   Name of Affiliated Broker:

   Total compensation to that Affiliated Broker:

Comments:

Attached hereto are reports on individual transactions comprising these totals.

The undersigned certifies that these transactions were effected in compliance with the Fund's Procedures regarding payments of brokerage commissions to Affiliated Brokers under Section 17(e) and Rule 17e-1.

/s/ Jack Murray                             10/3/13
-----------------------------               -----------------------------
Jack Murray                                 Date
Executive Director